Exhibit 5.2

December 4, 2024

Purple Biotech Ltd.

4 Oppenheimer Street

Science Park

Rehovot 7670104, Israel

Ladies and Gentlemen:

We have acted as special U.S. counsel to Purple Biotech Ltd., an Israeli company (the “Company”), in connection with the offering by the Company of 472,668 American Depositary Shares (the “ADSs”), each ADS representing two hundred (200) ordinary shares of the Company, no par value per share (the “Ordinary Shares”), pursuant to a registration statement on Form F-3 (Registration Statement No. 333-268710) (the “Registration Statement”) filed on December 8, 2022, as amended, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on May 22, 2023, the prospectus dated May 22, 2023 (the “Base Prospectus”) and the prospectus supplement dated December 3, 2024, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement” and the Base Prospectus as supplemented by the Prospectus Supplement, the “Prospectus”). This opinion is being rendered in connection with the offering by the Company of the ADSs pursuant to the terms of a Securities Purchase Agreement dated December 3, 2024, entered into among the Company and the purchasers identified on the signature pages thereto. The ADSs will be issued pursuant to a Deposit Agreement dated as of November 6, 2015 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all Owners and Holders (each as defined therein) from time to time of ADSs of the Company issued thereunder.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.	When the ADSs have been issued and delivered in accordance with and in the manner described in the Prospectus against payment in full of the consideration payable therefor, the ADSs will be valid and legally binding obligations of the Company.

2.	When the ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued under the Deposit Agreement and will entitle the holders thereof to the rights specified therein.

Haynes and Boone, LLP

Attorneys and Counselors

30 Rockefeller Plaza
26th Floor
New York, New York 10112

T (212) 659-7300

F (212) 918-8989

www.haynesboone.com

Purple Biotech Ltd.

December 4, 2024

Please note that we are opining only as to the matters expressly set forth herein and that no opinion should be inferred as to any other matter. We are opining herein as to the laws of the State of New York as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. In rendering the foregoing opinions, we have relied, for matters involving Israeli law, solely on the opinion of FISCHER (FBC & Co.), Israeli counsel to the Company.

This opinion is being rendered solely in connection with the registration of the offering and sale of the ADSs, pursuant to the registration requirements of the Securities Act.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Company’s Report on Form 6-K to be filed with the Commission on or about December 4, 2024, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP